Exhibit 10.3

SRS LABS, INC.

Non-employee Director

Nonqualified Stock Option Agreement

(Re-Election)

WHEREAS,                                                  (hereinafter called the “Optionee”) is a Non-employee Director (as defined in the SRS Labs, Inc. Amended and Restated 1996 Non-employee Directors Stock Option Plan, as amended (the “Plan”)) of SRS Labs, Inc. (hereinafter called the “Company”); and

WHEREAS, the Plan provides for the automatic grant of an option to purchase 15,000 shares of common stock, par value $.001 per share (the “Common Shares”) of the Company to be made to each Non-employee Director of the Company on the date of each Annual Meeting of Stockholders of the Company at which such Non-employee Director is elected a Nonemployee Director, subject to the terms and conditions of the Plan; and

WHEREAS, the Optionee was elected as a Non-employee Director at the Annual Meeting of Shareholders of the Company held on                                                   (the “Date of Grant”); and

WHEREAS, the execution of a Non-employee Director Nonqualified Stock Option Agreement substantially in the form hereof (this or the “Agreement”) has been authorized by a resolution of the Committee (as defined in the Plan); and

WHEREAS, the option granted hereby is intended as a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the Company hereby grants to the Optionee a nonqualified stock option (the “Option”) pursuant to the Plan to purchase 15,000 Common Shares of the Company at a price of $               per share (the “Option Price”).  The Company agrees to cause certificates for any shares purchased hereunder to be delivered to the Optionee upon payment of the Option Price in full, all subject, however, to the terms and conditions of the Plan and the terms and conditions hereinafter set forth.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

1.                                       This Option (until terminated as hereinafter provided) shall be exercisable to the extent of one-third of the Common Shares covered by the Option as of the first anniversary of the Date of Grant and to the extent of an additional one-third thereof after each of the next two successive full years thereafter during which the Optionee shall have been in the continuous service of the Company as a Director.  To the extent exercisable, this Option may be exercised in whole or in part from time to time.

2.                                       This Option shall be exercised by giving written notice to the Company of the exercise thereof, accompanied by full payment of the Option Price.  The Option Price shall be payable (a) in cash (including check, bank draft, or money order or wire or other transfer of funds, or advice of credit to the Company), (b) by actual or constructive transfer to the Company of Common Shares, or (c) by a combination of such methods of payment described in Sections 2(a) or 2(b).  The requirement of payment in cash shall be deemed satisfied if the Optionee shall have made arrangements satisfactory to the Company with a bank or broker who is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of shares being purchased so that the net proceeds of the sale transaction will at least equal the Option Price plus payment of any applicable withholding taxes and pursuant to which the bank or broker undertakes to deliver the full Option Price plus payment of any applicable withholding taxes to the Company on a date satisfactory to the Company, but not later than the date on which the sale transaction will settle in the ordinary course of business.

3.                                       This Option shall terminate on the earliest of the following dates:

(A)                              the later of:  (i) one year after the Optionee ceases to be a Director of the Company or (ii) one year after the death of the Optionee whether the Optionee dies while a Director of the Company or within the one-year period set forth in Section 3(A)(i) hereof; or

(B)                                ten years from the Date of Grant.

4.                                       This Option is not transferable by the Optionee other than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, or (iii) by gift to a family member (as defined in the rules and regulations relating to the use of a registration statement on Form S-8 under the Securities Act of 1933, as amended, or any successor form).  During the lifetime of the Optionee, this Option may be exercised only by the Optionee or such Optionee’s legal representative or permitted successor.

5.                                       This Option shall not be exercisable if such exercise would involve a violation of any applicable federal or state securities law, and the Company hereby agrees to make reasonable efforts to comply with such securities laws.

6.                                       The Board of Directors of the Company (the “Board”) shall make or provide for such adjustments in the Option Price and the number or kind of Common Shares or other securities covered by this Option as the Board in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of the Optionee that otherwise would result from (i) any stock dividend, stock split, combination of shares, issuance of rights or warrants to purchase stock, spin-off, recapitalization or other changes in the capital structure of the Company, or (ii) any merger, consolidation, reorganization or partial or complete liquidation, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.  Furthermore, in the event any such transaction or event described or referred to in the immediately preceding sentence shall occur, the Board may provide in substitution of any or all of the Optionee’s rights under this Agreement such alternative consideration (including securities of any surviving entity) as the Board may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of this Option to the extent replaced.  In any case, such substitution of securities shall not require the consent of the undersigned or any other person.

7.                                       If the Optionee becomes an employee of the Company or a subsidiary after the Date of Grant while remaining a member of the Board, any Option rights held under the Plan by the Optionee at the time of commencement of such employment shall not be affected thereby.

This Agreement is executed by the Company as of the                  day of                            ,          .

SRS LABS, INC.

By:

Name:
Title:

The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the Option granted hereunder, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.

Date:

2